CURO GROUP HOLDINGS CORP.

RESTRICTED STOCK UNIT GRANT NOTICE
CURO Group Holdings Corp. (the “Company”), pursuant to its 2017 Incentive Plan, as amended from time-to-time (the “Plan”), hereby grants to Participant Restricted Stock Units for the number of shares of the Company’s common stock set forth below. The Restricted Stock Units are subject to all of the terms and conditions as set forth in this Restricted Stock Unit Grant Notice (this “Grant Notice”), in the Restricted Stock Unit Award Agreement (attached hereto as Attachment I) and the Plan (attached hereto as Attachment II), both of which are incorporated herein in their entirety. Capitalized terms not explicitly defined herein but defined in the Plan or the Restricted Stock Unit Award Agreement will have the same definitions as in the Plan or the Restricted Stock Unit Award Agreement. If there is any conflict between the terms in this Grant Notice and the Plan, the terms of the Plan will control.

Name of Participant:
Date of Grant:
Time-Based Vesting Commencement Date:
Performance Period:
Number of Restricted Stock Units

Vesting Schedule:
Time-Based Vesting: One-half of the Award is subject to time-based vesting. Provided that the Participant has not experienced a Termination prior to such date, on each of the first, second and third anniversaries of the Time-Based Vesting Commencement Date (which is the day immediately prior to the grant date), a total of one-sixth of the Restricted Stock Units shall vest.

Performance-Based Vesting: One-half of the Award is subject to performance-based vesting. The performance period shall begin on the grant date and end on the date that is 36 months after the grant date (“Performance Period”). The performance metric shall be relative total shareholder return of the Company for the Performance Period compared to that of the Company’s designated peer group, with a performance target (“Performance Target”) determined by the Company. Upon conclusion of the Performance Period, provided that the Participant has not experienced a Termination prior to such date, one-half of the Award will vest based on achievement of the Performance Target. The Performance Target is as follows:
If the Company’s total shareholder return for the Performance Period is at or above the 50th percentile of the total shareholder return among the Company’s peer group for the Performance Period, the Performance Target will be met.
For purposes of the Performance Target, the Company’s designated peer group consists of the following companies:
Aaron’s, Inc.            Fair Isaac Corporation
Conns, Inc.            FirstCash, Inc.
CoreLogic, Inc.            Green Dot Corporation
Credit Acceptance Corporation    H&R Block, Inc.
Elevate Credit, Inc.        MoneyGram International, Inc.
Encore Capital Group, Inc.    OneMain Holdings, Inc.
Enova International, Inc.        PRA Group, Inc.
EZCORP, Inc.            World Acceptance Corporation

If, during the Performance Period, any company in the peer group merges out of existence, ceases to be a reporting company under the Exchange Act or for other similar reasons in the judgment of the Committee ceases to provide a meaningful basis for comparison of shareholder return, such company will be removed from the peer group.

Issuance Schedule:
Subject to any change in respect of a capitalization adjustment (as provided in Section 11 of the Plan), one share of Stock will be issued for each Restricted Stock Unit that vests at the time set forth in Section 6 of the Award Agreement.

Restrictive Covenants:
As a condition of the grant of Restricted Stock Units hereunder, the undersigned Participant hereby affirms all confidentiality, non-interference, invention assignment or similar covenants previously made by the Participant in favor of the Company (or any Affiliate) and acknowledges that such covenants are independent obligations of the Participant (such covenants, the “Restrictive Covenant Agreement”). The Participant hereby acknowledges and agrees that this Grant Notice and the Restrictive Covenant Agreement will be considered separate contracts, and the Restrictive Covenant Agreement will survive the termination of this Grant Notice for any reason.

Additional Terms/Acknowledgements: By signing below or, if applicable, electronically accepting this Restricted Stock Unit Award, the undersigned Participant acknowledges having received and reviewed in their entirety, and fully understands and agrees to all provisions of this Grant Notice, the Restricted Stock Unit Award Agreement, the Plan and the Restrictive Covenant Agreement. Participant acknowledges and agrees that this Grant Notice and the Restricted Stock Unit Award Agreement may not be modified, amended or revised except as provided in the Plan. Participant further acknowledges that, as of the Date of Grant, this Grant Notice, the Restricted Stock Unit Award Agreement, the Plan and the Restrictive Covenant Agreement set forth the entire agreement and understanding between Participant and the Company (or any Affiliate) regarding the acquisition of Stock pursuant to the Award specified above and supersede all prior oral and written agreements, promises and/or representations on that subject with the exception of (i) Restricted Stock Units previously granted and delivered to the Participant, (ii) any compensation recovery policy that is adopted by the Company (or any Affiliate) or is otherwise required by applicable law, and (iii) any written employment or severance arrangement that would provide for vesting acceleration of this Restricted Stock Unit Award upon the terms and conditions set forth therein. By accepting this Restricted Stock Unit Award, Participant consents to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.
Withholding Tax Election. Withholding Taxes shall be satisfied as provided in Section 10(a) of the Restricted Stock Unit Award Agreement attached hereto as Attachment I.
This award of Restricted Stock Units is subject to the Participant’s returning a signed copy of this Grant Notice to the Company. The Participant shall forfeit the Restricted Stock Units if the Participant does not execute this Grant Notice or otherwise accept the Restricted Stock Units within 60 days of the Date of Grant, unless waived by the Company.

CURO GROUP HOLDINGS CORP. By: Signature Title: Date:	PARTICIPANT By: Signature Title:
ATTACHMENTS: Restricted Stock Unit Award Agreement and 2017 Incentive Plan

ATTACHMENT I

CURO GROUP HOLDINGS CORP.

RESTRICTED STOCK UNIT AWARD AGREEMENT
Pursuant to the Restricted Stock Unit Grant Notice (the “Grant Notice”) and this Restricted Stock Unit Award Agreement (this “Agreement”), CURO Group Holdings Corp., a Delaware corporation (the “Company”) has granted you Restricted Stock Units (this “Award”) under its 2017 Incentive Plan (the “Plan”) for the number of Restricted Stock Units indicated in the Grant Notice.
If there is any conflict between the terms in this Agreement and the Plan, the terms of the Plan will control. Capitalized terms not explicitly defined in this Agreement or in the Grant Notice but defined in the Plan will have the same definitions as in the Plan.
The details of your Restricted Stock Unit Award, in addition to those set forth in the Grant Notice and the Plan, are as follows:
1.GRANT OF THE AWARD. This Award represents the right to be issued on a future date one (1) share of Stock for each Restricted Stock Unit that vests on the applicable vesting date(s) (subject to any adjustment under Section 3 below) as indicated in the Grant Notice. As of the Date of Grant, the Company will credit to a bookkeeping account maintained by or on behalf of the Company for your benefit (the “Account”) the number of Restricted Stock Units subject to the Award. This Award was granted in consideration of your services to the Company.
2.    VESTING. Subject to the limitations contained herein, your Award will vest as provided in your Grant Notice. Vesting will cease upon your Termination. Upon such Termination, the Restricted Stock Units credited to the Account that were not vested on the date of such Termination will be forfeited at no cost to the Company and you will have no further right, title or interest in or to such underlying shares of Stock.
3.    NUMBER OF SHARES. The number of Restricted Stock Units subject to your Award may be adjusted from time to time for capitalization adjustments, as provided in Section 11 of the Plan. Any additional Restricted Stock Units, shares, cash or other property that becomes subject to the Award pursuant to this Section 3, if any, shall be subject, in a manner determined by the Board, to the same forfeiture restrictions, restrictions on transferability, and time and manner of delivery as applicable to the other Restricted Stock Units covered by your Award. Notwithstanding the provisions of this Section 3, no fractional shares or rights for fractional shares of Stock shall be created pursuant to this Section 3. Any fraction of a share will be rounded down to the nearest whole share.
4.    SECURITIES LAW COMPLIANCE. You may not be issued any shares of Stock under your Award unless the shares of Stock underlying the Restricted Stock Units are then registered under the Securities Act or, if not registered, the Company has determined that such issuance of the shares would be exempt from the registration requirements of the Securities Act. The issuance of shares of Stock must also comply with all other applicable laws and regulations governing the Award, and you shall not receive such Stock if the Company determines that such receipt would not be in material compliance with such laws and regulations.
5.    TRANSFER RESTRICTIONS. Prior to the time that shares of Stock have been delivered to you, you may not transfer, pledge, sell or otherwise dispose of this Award or the shares issuable in respect of your Award, except as expressly provided in this Section 5. For example, you may not use shares that may be issued in respect of your Restricted Stock Units as security for a loan. The restrictions on transfer set forth herein will lapse upon delivery to you of shares in respect of your vested Restricted Stock Units.
a.    Beneficiary Designation. Upon receiving written permission from the Board or its duly authorized designee, you may, by delivering written notice to the Company, in a form approved by the Company, designate a third party who, on your death, will thereafter be entitled to receive the shares issuable in respect of your Award. In the absence of such a designation or if such designation is not valid under local law, your executor or administrator of your estate will be entitled to receive any Stock or other consideration that vested but was not issued before your death.
6.    DATE OF ISSUANCE.
a.    In the event one or more Restricted Stock Units vests, the Company shall issue to you one (1) share of Stock for each Restricted Stock Unit that vests on the applicable vesting date(s) (subject to any adjustment under Section 3 above). The issuance date determined by this paragraph is referred to as the “Original Issuance Date”.
b.    If the Original Issuance Date falls on a date that is not a business day, delivery shall instead occur on the next following business day.
c.    The form of delivery (e.g., a stock certificate or electronic entry evidencing such shares) shall be determined by the Company.
7.    DIVIDENDS. You shall be entitled to any cash dividends, stock dividends or other distribution declared that you would have received had your Restricted Stock Units been actual shares of Stock on the date of such distribution; provided, however, that the Company will retain custody of all dividends and distributions, if any (“Retained Distributions”) (and such Retained Distributions shall be subject to forfeiture and the same restrictions, terms and vesting and other conditions as are applicable to the Restricted Stock Units) until such time, if ever, as the Restricted Stock Units with respect to which such Retained Distributions shall have been made, paid or declared shall have become vested, and such Retained Distributions shall not bear interest or be segregated in a separate account. Any applicable Retained Distributions shall be delivered to you as soon as practicable following each applicable vesting date.
8.    RESTRICTIVE LEGENDS. The shares of Stock issued under your Award shall be endorsed with appropriate legends as determined by the Company.
9.    AWARD NOT A SERVICE CONTRACT. This Agreement is not an employment or service contract, and nothing in this Agreement will be deemed to create in any way whatsoever any obligation on your part to continue in the service of the Company or an Affiliate, or of the Company or an Affiliate to continue your service. In addition, nothing in this Agreement will obligate the Company or an Affiliate, their respective stockholders, boards of directors, officers or employees to continue any relationship that you might have as an employee, director of or consultant for the Company or an Affiliate.
10.    WITHHOLDING OBLIGATIONS.
a.    On or before the time you receive a distribution of the shares of Stock underlying your Award, and at any other time as reasonably requested by the Company in accordance with applicable laws, you hereby agree to make adequate provision for any sums required to satisfy the obligations of the Company or any Affiliate to withhold, collect or account for any income taxes, employment taxes, social insurance, payroll taxes, contributions, payment on account obligations or other amounts that arise in connection with your Award (the “Withholding Taxes”). The Company or any Affiliate may, in the discretion of the Company, satisfy all or any portion of the Withholding Taxes obligation relating to your Award by any of the following means or by a combination of such means: (i) causing you to sell that portion of the shares of Stock to be delivered pursuant to your Award necessary to generate a cash payment sufficient to satisfy the Withholding Taxes, and to remit such cash payment to the Company, or (ii) withholding shares of Stock from the shares of Stock issued or otherwise issuable to you in connection with the Award with a Fair Market Value (measured as of the date shares of Stock are issued to pursuant to Section 6) equal to the amount of such Withholding Taxes. Alternatively, at your option, you may elect to remit a cash payment to the Company equal to the full amount of such Withholding Taxes. Notwithstanding the foregoing, the number of such shares of Stock sold or withheld pursuant to clause (i) or (ii), or the amount of any cash payment tendered to the Company to satisfy such Withholding Taxes, will not exceed the amount necessary to satisfy the Company’s obligation to withhold, collect or account for Withholding Taxes using appropriate withholding rates for federal, state, local and foreign tax purposes, including payroll taxes, as determined by the Company.
b.    Unless the obligations of the Company and/or any Affiliate for Withholding Taxes are satisfied, the Company shall have no obligation to deliver to you any shares of Stock.
c.    In the event the Company’s obligation to withhold, collect or account for Withholding Taxes arises prior to the delivery to you of shares of Stock or it is determined after the delivery of shares of Stock to you that the amount of the Company’s obligation for Withholding Taxes was greater than the amount withheld by the Company, you agree to indemnify and hold the Company harmless from any failure by the Company to withhold the proper amount.
11.    TAX CONSEQUENCES. You hereby agree that regardless of any action the Company (or any Affiliate) takes with respect to any or all Taxes, the ultimate liability for all Taxes legally due by you is and remains your responsibility and that the Company (and its Affiliates) (i) make no representations or undertakings regarding the treatment of any Taxes in connection with any aspect of the Award, including the grant, vesting or settlement of the Award, and the subsequent sale of any Shares acquired at settlement; and (ii) do not commit to structure the terms of the grant or any aspect of the Award to reduce or eliminate your liability for Taxes. Further, if you are subject to taxation in more than one jurisdiction between the Date of Grant and the date of any relevant taxable or tax withholding event, as applicable, you agree that the Company and/or your employer (or former employer, as applicable) may be required to withhold, collect or account for Taxes in more than one jurisdiction. You will not make any claim against the Company, or any of its officers, directors, employees or Affiliates related to liabilities for Taxes arising from your Award or your other compensation.
12.    NOTICES. Any notices provided for in your Award or the Plan will be given in writing (including electronically) and will be deemed effectively given upon receipt or, in the case of notices delivered by mail by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company. The Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan and this Award by electronic means or to request your consent to participate in the Plan by electronic means. By accepting this Award, you consent to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.
13.    UNSECURED OBLIGATION. Your Award is unfunded, and as a holder of a vested Award, you shall be considered a general, unsecured creditor of the Company with respect to the Company’s obligation, if any, to issue shares or other property pursuant to this Agreement.
14.    GOVERNING PLAN DOCUMENT. Your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. If there is any conflict between the provisions of your Award and those of the Plan, the provisions of the Plan will control. In addition, your Award (and any compensation paid or shares issued under your Award) is subject to recoupment in accordance with The Dodd–Frank Wall Street Reform and Consumer Protection Act and any implementing regulations thereunder, any clawback policy adopted by the Company, any compensation recovery policy otherwise required by applicable law, and any stock ownership guidelines adopted by the Company from time to time.
15.    OTHER DOCUMENTS. You hereby acknowledge receipt of and the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act, which includes the Plan prospectus. In addition, you acknowledge receipt of the Company’s policy permitting certain individuals to sell shares only during certain “open window” periods under, and as otherwise permitted by, the Company’s insider trading policy, in effect from time to time.
16.    EFFECT ON OTHER EMPLOYEE BENEFIT PLANS. The value of this Award will not be included as compensation, earnings, salaries, or other similar terms used when calculating your benefits under any employee benefit plan sponsored by the Company or any Affiliate, except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any of the Company’s or any Affiliate’s employee benefit plans.
17.    VOTING RIGHTS. You will not have voting or any other rights as a stockholder of the Company with respect to the shares of Stock to be issued pursuant to this Award until such shares are issued to you. Upon such issuance, you will obtain full voting and other rights as a stockholder of the Company. Nothing contained in this Award, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind or a fiduciary relationship between you and the Company or any other person.
18.    SEVERABILITY. If all or any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.
19.    NO ACQUIRED RIGHT. You acknowledge and agree that:
a.    The Plan is established voluntarily by the Company, the grant of the Award under the Plan is made at the discretion of the Committee and the Plan may be modified, amended, suspended or terminated by the Company at any time. All decisions with respect to future awards, if any, will be at the sole discretion of the Committee.
b.    This Award (and any similar awards the Company may in the future grant to you, even if such awards are made repeatedly or regularly, and regardless of their amount) and shares of Stock acquired under the Plan, (A) are wholly discretionary and occasional, are not a term or condition of employment and do not form part of a contract of employment, or any other working arrangement, between you and the Company or any Affiliate; (B) do not create any contractual entitlement to receive future awards or benefits in lieu thereof; and (C) do not form part of salary or remuneration for purposes of determining pension payments or any other purposes, including without limitation termination indemnities, severance, resignation, payment in lieu of notice, redundancy, end of service payments, bonuses, long-term service awards, pension or retirement benefits, welfare benefits or similar payments, except as otherwise required by the applicable law of any governmental entity to whose jurisdiction the Award is subject.
c.    This Award and the shares of Stock acquired under the Plan are not intended to replace any pension rights or compensation.
d.    You are voluntarily participating in the Plan.
e.    In the event that your employer is not the Company, the grant of this Award and any similar awards the Company may grant in the future to you will not be interpreted to form an employment contract or relationship with the Company and, furthermore, the grant of this Award and any similar awards the Company may grant in the future to you will not be interpreted to form an employment contract with your employer or any Affiliate.
f.    The future value of the underlying shares of Stock is unknown and cannot be predicted with certainty. Neither the Company nor any Affiliate shall be liable for any foreign exchange rate fluctuation between your local currency and the United States Dollar that may affect the value of the Award or the shares of Stock.
g.    You shall have no rights, claim or entitlement to compensation or damages as a result of your cessation of employment for any reason whatsoever, whether or not later found to be invalid or in breach of contract or local labor law, insofar as these rights, claim or entitlement arise or may arise from your ceasing to have rights under this Award as a result of such cessation or loss or diminution in value of the Award or any of the shares of Stock issuable under this Award as a result of such cessation, and you irrevocably release your employer, the Company and its Affiliates, as applicable, from any such rights, entitlement or claim that may arise. If, notwithstanding the foregoing, any such right or claim is found by a court of competent jurisdiction to have arisen, then, by signing this Agreement, you shall be deemed to have irrevocably waived his or her entitlement to pursue such rights or claim.
20.    DATA PROTECTION.
a.    You hereby explicitly and unambiguously consent to the collection, use, disclosure and transfer, in electronic or other form, of your personal data as described in the Agreement by and among, as applicable, your employer, the Company and its Affiliates for the exclusive purpose of implementing, administering and managing your participation in the Plan.
b.    You understand that your employer, the Company and its Affiliates, as applicable, hold certain personal information about you regarding your employment, the nature and amount of your compensation and the fact and conditions of your participation in the Plan, including, but not limited to, your name, home address, telephone number and e-mail address, date of birth, social insurance number or other identification number, salary, nationality, job title, any equity or directorships held in the Company and its Affiliates, details of all options or any other entitlement to equity awarded, canceled, exercised, vested, unvested or outstanding in your favor, for the purpose of implementing, administering and managing the Plan (the “Data”).
c.    You understand that the Data may be transferred to the Company, its Affiliates and any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in your country, or elsewhere, and that the recipient’s country may have different data privacy laws and protections than your country. You understand that you may request a list with the names and addresses of any potential recipients of the Data by contacting your local human resources representative. You authorize the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing your participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party. You understand that the Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan. You understand that you may, at any time, view the Data, request additional information about the storage and processing of the Data, require any necessary amendments to the Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing your local human resources representative. You understand, however, that refusing or withdrawing your consent may affect your ability to participate in the Plan. For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact your local human resources representative.
21.    ADDITIONAL TERMS. Notwithstanding anything to the contrary herein, you will be subject to any Country-Specific Terms and Conditions attached hereto as Addendum A. If you are a citizen or resident of a country (or are considered as such for local law purposes) other than the one in which you are currently residing or working or if you relocate to one of the countries included in the Country-Specific Terms and Conditions after the grant of the Award, the special terms and conditions for such country will apply to you to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan. The Country-Specific Terms and Conditions constitute part of this Agreement and are incorporated herein by reference.
22.    IMPOSITION OF OTHER REQUIREMENTS. The Company reserves the right to impose other requirements on your participation in the Plan, on the Restricted Stock Units and on any shares of Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
23.    MISCELLANEOUS.
a.    The rights and obligations of the Company under your Award will be transferable to any one or more persons or entities, and all covenants and agreements hereunder will inure to the benefit of, and be enforceable by, the Company’s successors and assigns.
b.    You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award.
c.    You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award and fully understand all provisions of your Award.
d.    This Agreement will be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
e.    All obligations of the Company under the Plan and this Agreement will be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.
*        *        *
This Restricted Stock Unit Award Agreement will be deemed to be signed by you upon the signing by you of the Restricted Stock Unit Grant Notice to which it is attached.

ADDENDUM A TO THE RESTRICTED STOCK UNIT AWARD AGREEMENT
COUNTRY-SPECIFIC TERMS AND CONDITIONS
These Country-Specific Terms and Conditions include additional terms and conditions that govern the Restricted Stock Unit Award granted to you under the Plan if you reside or work in one of the countries listed below. Capitalized terms used but not defined in these Country-Specific Terms and Conditions are defined in the Plan or the Agreement and have the meanings set forth therein.
CANADA
Award Payable Only in Shares. Notwithstanding any discretion in the Plan or anything to the contrary in the Agreement, the grant of the Award does not provide you any right to receive a cash payment and the Award may be settled only in shares of Stock.
Dividends. Notwithstanding anything to the contrary in the Plan or the Agreement, you will not be entitled to receive any dividends or other distributions under Section 7 of the Agreement.
Withholding Obligations. Notwithstanding anything to the contrary in the Agreement, the Company may not require you to pay any Withholding Taxes by withholding shares of Stock from the shares of Stock issuable to you under the Award.
Additional Provisions Applicable to Participants Resident in Quebec.
Data Protection: The following provision supplements the Data Protection section of Addendum A:
You hereby authorize the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. You further authorize the Company and the Committee, to disclose and discuss the Plan with their advisors. You further authorize the Company to record such information and to keep such information in your employee file.
Language Consent. The parties acknowledge that it is their express wish that this Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.
Les parties reconnaissent avoir exigé la redaction en anglais de cette convention, ainsi que de tous documents exécutés, avis donnés et procedures judiciaries intentées, directement ou indirectement, relativement à la présente convention.